CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-255248 on Form S-1 of our report dated March 24, 2023, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 17, 2023